Exhibit 32

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of CB Financial Corporation (the “Company”) certifies that the Quarterly Report on Form 10-QSB of the Company for the fiscal period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2005	By: /s/ Norman B. Osborn
Norman B. Osborn
Chief Executive Officer

Dated: November 14, 2005	By: /s/ Dora Kicklighter
Dora Kicklighter
Principal Accounting Officer

*This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.